Exhibit 99.1

Movano Inc. Provides Business Update and Reports First Quarter 2022 Financial Results

Conference call begins at 2:00 p.m. Pacific time today

Pleasanton, Calif. – May 12, 2022 – Today, Movano Inc. (NASDAQ:MOVE), a purpose-driven healthcare solutions company at the intersection of medtech and consumer devices, reported financial results for the three months ending March 31, 2022 and provided a business update.

Highlights from the first quarter and recent weeks include the following:

●	Movano has successfully validated the functionality of its proprietary and patented system-on-a-chip (SoC), which is the smallest ever custom mmWave integrated sensor designed specifically for non-invasive glucose and cuffless blood pressure monitoring. While the majority of current wearables on the market use off-the-shelf optical sensors, Movano spent four years developing, designing and shrinking its multi-chip architecture from four integrated circuits into a single SoC in an effort to deliver a higher level of accuracy, offer form factor flexibility and provide its technology to consumers at a lower price point. Movano is currently integrating the SoC into a new prototype system, which will be closer in size and shape to its final product, and enable the Company to conduct longer, more complex blood pressure and glucose studies.

●	Alongside this milestone, Movano was granted one new patent, marking a total of seven U.S. patents currently issued to the Company. The new patent protects innovations around Movano’s multi-band chip design, which uses signal diversity and advanced signal processing capabilities and will be integrated into various medical devices in the future.

●	Movano hired a world class go-to-market (GOTM) leadership team to prepare for commercialization of the Movano Ring and future medical devices. The GOTM team is currently planning for Movano’s limited beta release, which is on track to take place in 2H 2022, as previously announced, as well as building the foundation for a broader direct-to-consumer market launch following a successful beta program. Additionally, the Company continues to have conversations with potential strategic partners that align with the Company’s mission and goals in the healthcare and consumer sectors. As previously announced, the GOTM leadership team includes:

o	Chief Marketing Officer, Tyla Bucher, who has over two decades of experience building and launching global integrated consumer marketing campaigns for top-tier brands, including Hydrow, Hasbro and Twentieth Century Fox.

o	Vice President of Strategy, Stacy Salvi, who was formerly Head of Strategic Partnerships for Google Fitbit. Stacy helped launch nearly 20 products to more than 116 million users, both as an attorney and from within the product team and guided strategy for partnerships, product development, sales and marketing to support the company’s growth.

o	Vice President of Business Development, Michael Soule, who has held several senior leadership roles managing global sales, strategic direction and new business development at Embr Labs, Bose Health, Medtronic, Weight Watchers, and more.

●	Nan Kirsten Forte, a pioneer within the healthcare media industry with a track record of success in marketing, partnerships, go-to-market execution, and mergers and acquisitions, recently joined Movano’s Board of Directors. Over her 30-year career, Nan has been an entrepreneur in successful start-ups and an “intrapreneur” at public companies, such as WebMD and now Everyday Health Group. Among her many accomplishments, Nan spearheaded the development of WebMD’s Symptom Checker and helped grow the WebMD audience from 1 million to over 120 million monthly users. Nan will Chair the Corporate Development Committee of the Board of Directors, which will review and evaluate business development, capital management and commercialization activities.

“In my 30 plus years in the healthcare industry, I’ve brought novel medical devices to the market which have improved the lives of people with chronic conditions. While rewarding, I believe the technology we’re developing at Movano is some of the most cutting edge and exciting I’ve worked on because of the opportunity to positively impact a much broader group of people – the hundreds of millions of individuals worldwide who have or are at risk of getting diabetes or hypertension or who just want to regain control of their wellbeing,” said Dr. John Mastrototaro, CEO of Movano Inc. “At Movano, we’re developing technology that combines the best of the consumer and medical worlds to provide equitable access to health data with timely feedback through beautifully designed products. We’re moving healthcare technology in a direction that’s more approachable, both in price and in experience, arming consumers with medically validated data and key insights they can trust, and packaging it into a solution that looks great and provides real value, so it becomes a seamless part of consumers’ everyday lifestyle and helps them achieve a more well balanced, healthier and happier life.”

First Quarter 2022 Financial Results

●	Movano reported a net loss attributable to common stockholders of $6.9 million, or a loss of $(0.21) per basic and diluted share, in the first quarter of 2022, compared with a net loss attributable to common stockholders of $8.1 million, or a loss of $(1.01) per basic and diluted share, in the first quarter of 2021.

●	The Company reported an operating loss of $6.9 million in the first quarter of 2022 compared to an operating loss of $3.3 million in the first quarter of 2021.

●	Movano is a development stage company and the majority of its business activities to date and planned future activities will be devoted to research and development. As such, the Company did not generate revenue in either the first quarter of 2022 or the first quarter of 2021.

●	The Company had $27.7 million in cash, cash equivalents and short-term investments as of March 31, 2022, compared to $33.6 million in cash, cash equivalents and short-term investments, as of December 31, 2021.

●	The total number of shares outstanding was 32,772,060 as of March 31, 2022.

Conference Call and Webcast

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 2:00 p.m. PDT (5:00 p.m. EDT).

Attendees can access the live webcast here or on the investors section of Movano’s website at https://ir.movano.com. The conference call can be accessed by dialing 1-877-407-0989 (domestic) or 1-201-389-0921 (international). Attendees can also use the Call Me link, in which they will be dialed in to the conference call instantly on the number provided with no hold time. An archived webcast will be available on Movano’s website approximately one hour after the completion of the event and for two years thereafter.

To learn more about Movano Inc., please visit www.movano.com

About Movano

Founded in 2018, Movano Inc. (NASDAQ:MOVE) is developing a platform to deliver purpose-driven healthcare solutions at the intersection of medtech and consumer devices. We are on a mission to empower and inspire you to live a healthier, happier life by combining vital health data with personalized intelligent feedback in stylish form factors. Movano plans to add medically validated data to its platform, which caretakers and healthcare professionals can use to help you identify and better manage the symptoms of chronic conditions.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; product development and features, product releases, clinical trial and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.”  Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

J. Cogan, CFA

CFO of Movano Inc.
ir@movano.com

Movano Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	March 31,	December 31,
	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$18,442	$17,675
Short-term investments	9,247	15,921
Payroll tax credit, current portion	336	166
Prepaid expenses and other current assets	220	1,296
Total current assets	28,245	35,058
Property and equipment, net	536	529
Payroll tax credit, noncurrent portion	459	630
Other assets	397	48
Total assets	$29,637	$36,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$649	$311
Other current liabilities	1,982	2,907
Total current liabilities	2,631	3,218
Noncurrent liabilities:
Early exercised stock option liability	241	281
Other noncurrent liabilities	231	36
Total noncurrent liabilities	472	317
Total liabilities	3,103	3,535

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized at March 31, 2022 and December 31, 2021; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 75,000,000 shares authorized at March 31, 2022 and December 31, 2021; 32,772,060 shares issued and outstanding at March 31, 2022 and December 31, 2021	3	3
Additional paid-in capital	98,261	97,506
Accumulated other comprehensive loss	(30)	(11)
Accumulated deficit	(71,700)	(64,768)
Total stockholders’ equity	26,534	32,730
Total liabilities stockholders’ equity	$29,637	$36,265

Movano Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
OPERATING EXPENSES:
Research and development	$4,591	$1,942
General and administrative	2,347	1,324
Total operating expenses	6,938	3,266

Loss from operations	(6,938)	(3,266)

Other income (expense), net:
Interest expense	—	(883)
Change in fair value of warrant liability	—	(1,581)
Change in fair value of derivative liability	—	121
Interest and other income, net	6	1
Other income (expense), net	6	(2,342)

Net loss	(6,932)	(5,608)

Accretion and dividends on redeemable convertible preferred stock	—	(2,489)
Net loss attributable to common stockholders	$(6,932)	$(8,097)

Net loss	$(6,932)	$(5,608)
Other comprehensive loss:
Change in unrealized loss on available-for-sale securities	(19)	—
Total comprehensive loss	$(6,951)	$(5,608)

Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(1.01)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	32,744,004	8,049,048

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